Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated June 15, 2006, accompanying the financial statements included in the Annual Report of the Hawk Corporation 401(k) Retirement Plan on Form 11-K for the year ended December 31, 2005. We hereby consent to the incorporation by reference of said report in the Post-Effective Amendment No. 2 to the Registration Statement of Hawk Corporation Form S-8 (File No. 333-68583, effective June 23, 2004).

/s/ Grant Thornton LLP

Cleveland, Ohio
June 15, 2006

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